      As filed with the Securities and Exchange Commission on __________, 1995

                                                      Registration No. 33_____
==============================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                     __________

                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     _________

                               TIPPERARY CORPORATION
               (Exact name of registrant as specified in its charter)

        Texas                           1311                 75-1236955
 (State or other juris-     (Primary standard industrial   (I.R.S. Employer
 diction of incorpora-      classification code number)    Identification No.)
 tion or organization)

                         633 Seventeenth Street, Suite 1550
                               Denver, Colorado 80202
                                   (303) 293-9379
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                     __________

                          1987 EMPLOYEE STOCK OPTION PLAN
                              (Full title of the plan)
                                     __________   Copies of communications to:

     Carter G. Mathies, President                      Reid A. Godbolt, Esq.
        Tipperary Corporation                          Jones & Keller, P.C.
   633 Seventeenth Street, Suite 1550               1625 Broadway, Suite 1600
         Denver, Colorado 80202                       Denver, Colorado 80202
              (303) 293-9379                              (303) 573-1600
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
                                     __________

                           CALCULATION OF REGISTRATION FEE
==============================================================================
Title of each         Amount         Proposed      Proposed        Amount of
  class of             to be         maximum       maximum       registration
sccurities to       registered       offering      aggregate         fee
be registered                        price per     offering
                                       share       price
- ------------------------------------------------------------------------------
Common Stock, par     1,250          $3.52(1)      $    4,400       $  1.52
value $0.02 per      15,000           5.13(1)          76,950         26.53
share, under the     15,000           3.69(1)          55,350         19.09
1987 Employee       250,000           2.75(1)         687,500        237.07
Stock Option Plan   101,750           5.56(2)         565,730        195.08
- ------------------------------------------------------------------------------
TOTAL               383,000                        $1,389,930       $479.29
==============================================================================

(1)  Represents the exercise price of options in accordance with Rule 457(h).
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on July 6, 1995 on the American Stock Exchange.

                               TIPPERARY CORPORATION

                          1987 EMPLOYEE STOCK OPTION PLAN

            Cross Reference Sheet for Prospectus Pursuant to Rule 404(a)

Form S-8
Item No.  Item Caption                       Heading in Prospectus
- --------  ------------                       ---------------------

     1    Information Required in the        Information Required in the
          Section 10(a) Prospectus           10(a) Prospectus

     2    Registrant Information and         Incorporation of Documents
          Employee Plan Annual Information   by Reference

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the 1987 Employee Stock Option Plan information required by Item I of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PROSPECTUS
                                ___________________

                               TIPPERARY CORPORATION
                UP TO 281,250 SHARES OF COMMON STOCK, $.02 PAR VALUE
                               Issued Pursuant To The
                          1987 EMPLOYEE STOCK OPTION PLAN

     This Prospectus relates to 281,250 shares of Common Stock, $.02 par value (the "Common Stock"), of Tipperary Corporation (the "Company") to be offered for the account of the Selling Shareholders (as defined in this Prospectus under "Selling Shareholders"). The Common Stock to which this Prospectus relates was issued pursuant to the exercise of options granted to the Selling Shareholders pursuant to the Company's 1987 Employee Stock Option Plan (the "Plan"). The Selling Shareholders may offer to sell the Common Stock covered by this Prospectus from time to time at prices and upon terms then obtainable in (I) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the American Stock Exchange, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, or (iv) a combination of any such methods of sale in each case at market prices. See "Plan of Distribution." The Selling Shareholders and any broker-dealers who participate in sales of Common Stock covered by this Prospectus may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed to any such broker-dealers by any person, any profits received from reselling the Common Stock covered by this Prospectus if any such broker-dealers purchases any such Common Stock as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholders of Common
Stock will pay all discounts, commissions, and fees incurred in selling Common Stock covered by this Prospectus, except that the Company will bear all expenses incident to the registration and qualification of the shares under the Securities Act of 1933, as amended, and state securities laws, on behalf of the Selling Shareholders. The Company will receive no proceeds from sales by the Selling Shareholders.

     The Common Stock is traded on the American Stock Exchange under the symbol TPY. On July 6, 1995, the last reported closing price of the Common Stock on the American Stock Exchange was $5.50.

                               _____________________

THE SECURITIES OFFERED HEREBY ENTAIL CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                    The date of this Prospectus is July 13, 1995

                                 TABLE OF CONTENTS
                                                                       Page
                                                                       ....

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . .3

THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .9

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . 10

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., as well as the following regional offices: 75 Park Place, 14th Floor, New York, New York and 500 West Madison Street, Suite 1400, Chicago, Illinois. The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission. The Company's Common Stock is also listed on the American Stock Exchange, and in accordance therewith, the Company files periodic reports, proxy statements and other information with the American Stock Exchange. Such reports and other information concerning the Company can be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     The Company furnishes to its stockholders annual reports containing financial statements audited by its independent accountants and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

     2. the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994 and March 31, 1995;

     3. the Company's Forms 8-K, Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934, dated November 1, 1994 and May 9, 1995; and

     4. the description of the Common Stock, par value $.02 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A, dated April 1, 1992, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Company's Forms 8-K, Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, dated November 1, 1994 and May 9, 1995; the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Tipperary Corporation, 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, Attention: David L. Bradshaw, Vice President, Chief Operating Officer and Chief Financial Officer (telephone number (303) 293-9379). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    THE COMPANY

     The Company and its subsidiaries are principally engaged in oil and gas exploration, development and production within the United States. In connection with its exploration activities, the Company owns an undivided 87.5% interest in a three-dimensional seismic project covering approximately 45,000 acres in the northern Rocky Mountain region and a non-operated interest in a coalbed methane exploration and development project within a concession in Queensland, Australia. In addition to these primary business activities, the Company owns an interest in a joint venture which is in the process of constructing and will operate a natural gas liquids fractionating plant.

     The Company was organized as a Texas corporation in January, 1967. The Company's executive offices are located at 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, and its telephone number is 303-293-9379.

                                    RISK FACTORS

     The following factors should be considered carefully before purchasing the Shares offered by this Prospectus.

GENERAL INDUSTRY CONSIDERATIONS

     VOLATILITY OF OIL AND GAS PRICES AND MARKETS. The Company's revenues and earnings are determined, to a large degree, by prevailing prices for oil and gas. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and numerous additional factors that are beyond the control of the Company.

     DRILLING AND OPERATING RISKS. The Company's oil and gas operations are subject to all of the risks and hazards typically associated with drilling for, and production and transportation of, oil and gas. These risks include the necessity of spending large amounts of money for identification and acquisition of properties and for drilling and completion of wells. In the drilling of exploratory or development wells, failures and losses may occur before any deposits of oil or gas are found. The presence of unanticipated pressure or irregularities in formations, blow-outs or accidents may cause such activity to be unsuccessful, resulting in a loss of the Company's investment in such activity. If oil or gas is encountered, there can be no assurance that it can be produced in economic quantities sufficient to justify the cost of continuing such operations or that it can be marketed satisfactorily.

     OPERATING HAZARDS AND UNINSURED RISKS. The oil and gas business involves a variety of operating risks, including fire, explosion, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, and discharges of toxic gases. The occurrence of any of these events with respect to any property operated or owned (in whole or in part) by the Company could have a material adverse impact on the Company. The Company and the operators of its properties maintain insurance in accordance with customary industry practices and in amounts that management believes to be reasonable. However, insurance coverage is not always economically feasible and is not obtained to cover all types of operational risks. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial condition.

     COMPETITION. The oil and gas industry is highly competitive. The Company competes in the areas of property acquisitions and the development and production of oil and gas with major oil companies and other independent oil and gas concerns, as well as with individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company.

     ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION. Oil and gas operations are subject to various Federal, state and local governmental regulations. The production, handling, transportation and disposal of oil and gas and their by-products are subject to regulation under Federal, state and local environmental laws. To date, the Company has not been required to expend significant resources in order to satisfy applicable environmental laws and regulations. However, compliance costs under existing legal requirements and under any new requirements that might be enacted could become material. Additional matters subject to governmental regulation include discharge permits for drilling operations, performance bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

SPECIFIC COMPANY CONSIDERATIONS

     UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES. Certain materials incorporated by reference in this Prospectus contain estimates of the Company's oil and gas reserves and the discounted future net revenues from those reserves, as prepared by independent petroleum engineers and/or the Company. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. Those estimates are based on several assumptions that the Securities and Exchange Commission requires oil and gas companies to use, for example, constant oil and gas prices. Such estimates are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves might vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves. In addition, the Company's reserves might be subject to revision based upon future production, results of future exploitation and development, prevailing oil and gas prices and other factors.

     DEVELOPMENT OF ADDITIONAL RESERVES. The Company's success depends upon its ability to acquire additional oil and gas reserves that are economically recoverable through exploitation activities on its existing properties, successful development and exploratory drilling and acquisition of producing properties in order to replace oil and gas that is produced by the Company. The Company's business strategy includes an emphasis on exploitation, development drilling and exploratory drilling. Such activities typically involve a higher degree of risk than the acquisition of producing oil and gas properties. There can be no assurance that the Company will have success in drilling productive wells at economic finding costs, that future exploitation activities will be successful, or that the Company's acquisition activities will result in the addition of significant reserves at favorable costs.

     ACQUISITION RISKS. The Company intends to continue to review opportunities to acquire domestic producing oil and gas properties. Although the Company performs a review of all potential property acquisitions that it believes is consistent with industry practices, such reviews are inherently incomplete. It generally is not feasible to review in depth every property involved in each acquisition. Ordinarily, the Company will focus its due diligence efforts on the higher valued properties and will sample the remainder. However, even an in-depth review of all properties and records will not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections will not always be performed on every well, and operational and environmental problems are not necessarily observable even when an inspection is undertaken.

     AVAILABILITY OF NET OPERATING LOSS CARRYFORWARDS. As of September 30, 1994, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $45.3 million, which expire at various dates through fiscal 2004 (subject to certain limitations). The utilization of these carryforwards effectively lowers the Company's current Federal income tax rate from approximately 35% to approximately 2%, and therefore provides a significant benefit to the Company as long as the Company generates taxable income. Under highly complex Federal income tax rules, the Company's net operating loss carryforwards would be subjected to an annual limitation should there be a change of over 50% in the stock ownership of the Company during any three-year period. Thus, the annual use of the net operating loss carryforwards could be significantly limited, for example, if the Company issued substantial amounts of Common Stock, or if either of its two largest stockholders sold substantial amounts of their Common Stock. Also, if the Company were to be acquired by a tender offer, merger, or similar transaction, the acquiror could be limited in its ability to utilize the loss carryforwards, and the purchase price for the Company could be adversely affected.

     DEPENDENCE UPON KEY MANAGEMENT. The operations of the Company are substantially dependent upon Carter G. Mathies, its President, Chief Executive Officer, and Chairman of the Board, and David L. Bradshaw, a Director, Chief Operating Officer and Chief Financial Officer. Although the Company has employment agreements with both of these persons that extend through September 30, 1995, the Company has no key man life insurance on either Mr. Mathies or Mr. Bradshaw. The loss of either person's services to the Company could have a material adverse impact on the Company.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market by officers, directors and principal stockholders of the Company through the exercise of registration rights or subject to compliance with certain volume limitations as prescribed by Rule 144 under the Securities Act could adversely affect the market price for the Common Stock.

     CONTINUING CONTROL BY EXISTING PRINCIPAL STOCKHOLDERS AND MANAGEMENT. Existing principal stockholders and management own approximately 43.9% of the outstanding shares of Common Stock. Such persons are, as a practical matter, able to elect all members of the Company's Board of Directors and will therefore continue to control the Company.

     FINANCIAL REPORTING IMPACT OF FULL COST METHOD OF ACCOUNTING. The Company follows the full cost method of accounting for its oil and gas properties. Under such method, the net book value of such properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling is the estimated after tax future net revenues from proved oil and gas properties, discounted at 10% per year. In calculating discounted future net revenues, oil and gas prices in effect at the time of the calculation are held constant, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly basis. The excess, if any, of the net book value above the ceiling is required to be written off as an expense. Under SEC full cost accounting rules, any write-off recorded may not be reversed even if higher oil and gas prices increase the ceiling applicable to future periods. Future price decreases could result in reductions in the carrying value of such assets and an equivalent charge to earnings.

     Based on September 30, 1994 oil and gas prices, the Company's full cost pool book value exceeded this ceiling test value by $2,021,000. Accordingly, the book value of oil and gas properties was written down by this amount as of September 30, 1994.

     AUTHORIZED PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Cumulative Preferred Stock, par value $1.00 per share, and up to 10,000,000 shares of Non-Cumulative Preferred Stock, par value $1.00 per share. The Board of Directors of the Company has the authority to divide the two classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Such preferences could include, among other things, the establishment of dividends which must be paid prior to the declaration or payment of dividends or other distributions (including share repurchases) with respect to Common Stock. Moreover, other terms established by the Board of Directors, such as voting or liquidation rights, could adversely affect the rights of holders of Common Stock. In addition, the ability of the Board of Directors to issue Preferred Stock could impede or deter unsolicited tender offers or takeover proposals regarding the Company.

     FUTURE DILUTION. As of June, 1995, there were warrants and options outstanding to purchase 1,156,250 shares of the Common Stock of the Company, representing 9.4% of its then outstanding shares of Common Stock. Of the total warrants and options outstanding, 675,000 are exercisable at $2.00 per share, 350,000 are exercisable at $2.75 per share, 1,250 are exercisable at $3.52 per share, 15,000 are exercisable at $5.13 per share, 15,000 are exercisable at $3.69 per share and 100,000 are exercisable at $6.00 per share. These warrants and options enable the holder to profit from a rise in the market value of the Common Stock with potential dilution to the existing holders of Common Stock. The existence of these warrants and options, representing an overhanging obligation to sell additional Common Stock at prices that may be below the then current market price of the Common Stock, could inhibit the ability of the Company to obtain new equity because of reluctance by potential equity holders to absorb potential dilution to the value of their shares.

                                  USE OF PROCEEDS

     Since this Prospectus relates to the offering of shares by the Selling Shareholders, the Company will not receive any of the proceeds from the sale of the Shares offered hereby, but will receive proceeds upon the exercise of options issued pursuant to the Plan.

                                SELLING SHAREHOLDERS

     The shareholders whose shares of Common Stock are covered by this Prospectus ("Selling Shareholders") are listed below. The amount of Common Stock to be reoffered or resold by each Selling Shareholder pursuant to this Prospectus, and any other person with whom each Selling Shareholder is acting in concert for the purposes of selling Common Stock, is limited by Rule 144(e) promulgated by the SEC under the Securities Act. Rule 144(e) prohibits reoffers and resales from exceeding, during any three-month period, the greater of (i) one percent of the Common Stock outstanding as shown by the most recent report or statement published by Tipperary, or (ii) the average weekly reported volume of trading in the Common Stock reported on the American Stock Exchange during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of the execution of the transaction directly with a market maker.

     The following table sets forth (a) the name, address and the nature of any position, office or other material relationship with the Company within the past three years of the Selling Shareholders and (b) the number of shares owned by the Selling Shareholders, the number of shares being offered for sale by the Selling Shareholders and the number of shares to be owned by the Selling Shareholders after the offering of the shares, assuming the sale of all shares offered by the Selling Shareholders.

                                      Beneficial                 Beneficial
                                      Ownership        Number    Ownership
                                      Before           of Shares After
                                      Offering         Offered   Offering
Name and Position                     (Number)   (%)   (Number)            (%)
- ------------------------------------------------------------------------------
Carter G. Mathies, Director and       544,767(b) 4.6   100,000   444,767  3.8
Chief Executive Officer

David L. Bradshaw, Director and       310,104(c) 2.7   101,250   208,854  1.8
Chief Financial and Operating Officer

Jeff T. Obourn, Vice President         30,000     (d)   30,000         0    0

Wayne W. Kahmeyer, Controller          10,000     (d)   10,000         0    0
and Principal Accounting Officer

Robert T. Larson, Jr., Vice President  15,000     (d)   15,000         0    0

Larry G. Sugano, Vice President        15,000     (d)   15,000         0    0

Elaine R. Treece,                       5,000     (d)    5,000         0    0
Corporate Secretary

Lisa S. Wilson, Employee                5,000     (d)    5,000         0    0
________________

(a)  Assumes the sale of all shares offered hereby by all Selling
     Shareholders.
(b) Includes 436,667 shares of common stock underlying warrants and 100,000 shares of common stock underlying options issued pursuant to the Plan.
(c) Includes 205,000 shares of common stock underlying warrants and 101,250 shares of common stock underlying options issued pursuant to the Plan.
(d)  Less than 1%.

                                PLAN OF DISTRIBUTION

     The Shares offered hereby on behalf of the Selling Shareholders are to be sold from time to time by means of (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the American Stock Exchange, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, or (iv) a combination of any such methods of sale in each case at market prices. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. Commissions may also be received from purchasers for whom brokers or dealers act as agents. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

     In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. However, the amount of Common Stock that may be reoffered or resold by means of this Prospectus by each Selling Shareholder, and any other person with whom the Selling Shareholder is acting in concert for the purpose of selling securities of the Company, may not exceed, during any three-month period, the amount specified in Rule 144(e).

     No assurance can be given that any of the Selling Shareholders will offer for sale or sell any or all of the Common Stock covered by this Prospectus.

                                   LEGAL MATTERS

     The legality of the Common Stock offered hereby is being passed upon by Jones & Keller, P.C., Denver, Colorado.

                                      EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
                                      PART II

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
- ------------------------------------------------

     Tipperary Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     1. the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 1994;

     2. the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994 and March 31, 1995;

     3. the Company's Forms 8-K, Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934, dated November 1, 1994 and May 9, 1995;

     4. the description of the Common Stock, par value $.02 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A, dated April 1, 1992, including any amendment or report filed for the purpose of updating such description; and

     5. all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

     6. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, and any or all other documents required to be delivered to employees of the Corporation pursuant to Rule 428(b) under the Securities Act. Written requests or requests by telephone for such copies, or additional information about the Plan and its administrator, should be directed to David L. Bradshaw, Tipperary Corporation, 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, (303) 293-9379.

Item 4.  Description of Securities.
- -----------------------------------
     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- ------------------------------------------------
     Not applicable.

Item 6.  Indemnification of Directors and Officers.
- ---------------------------------------------------
     Article 2.02-1 of the Texas Business Corporation Act, as amended, enables a corporation to indemnify a person against judgments, penalties, fines, settlements and reasonable expenses actually incurred by reason of the fact that such person was a director, officer, employee or agent of the corporation upon proper approval of said indemnification by the corporation. A corporation may only indemnify a person if it is determined that said person
(1) conducted himself in good faith; (2) reasonably believed that his conduct, while in his official capacity, was in the corporation's best interest and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, indemnification is limited to reasonable expenses actually incurred when a person is found liable on the basis that personal benefit was improperly received by him; and when a person is found liable for willful or intentional conduct, then no indemnification of any kind may be made by the corporation. Texas law requires a corporation to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     Article 3(B)(14) of the Company's Articles of Incorporation allows the Company to provide for indemnification of directors and officers through its bylaws. Article 17 of the Bylaws of the Company provides that it shall indemnify any director or officer or former director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding because such person is or was associated with the Company as long as that person has (1) conducted himself in good faith and (2) reasonably believed (I) in the case of conduct in his official capacity as a person associated with the Company, that his conduct was in the best interests of the Company and
(ii) in all other cases, that his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Bylaws covers judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; however, if a person is found liable to the Company or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification
(1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Indemnification is mandatory concerning reasonable expenses incurred by the parties if the party has been wholly successful on the merits or otherwise in the defense of the proceeding. Determination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not of itself determinative that a person does not meet the requirements for indemnification.

     Article Five of the Company's Restated Articles of Incorporation limits the liability of directors to the Corporation or members for monetary damages for an act or omission in the directors' capacity as a director, except liability is not limited for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders or members; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------
     Not applicable.

Item 8.  Exhibits.
- ------------------
     The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. See the Index to Exhibits included with the exhibits filed as a part of this report.

Exhibit   Description
- -------   -----------

3.1       Restated Articles of Incorporation of the Registrant, filed as
          Exhibit 3.9 to Amendment No. 1 to the Registrant's Registration Statement No. 33-63898 on Form S-1, effective June 30, 1993 ("S-1 Registration Statement"), and incorporated herein by reference.

3.2 Bylaws of the Registrant, as amended, filed as Exhibit 3.10 to the Registrant's S-1 Registration Statement and incorporated herein by reference.

4.1 Tipperary Corporation 1987 Employee Stock Option Plan, as amended.

5.1       Opinion of Jones & Keller, P.C.

23.1      Consent of Jones & Keller, P.C. (included in their opinion filed as
          Exhibit 5.1).

23.2      Consent of Price Waterhouse LLP.

25.1      Power of Attorney (see signature page of this Registration Statement
          - Page II-5).

Item 9.  Undertakings.
- ---------------------

     A.  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, Colorado, on July 13, 1995.

                         TIPPERARY CORPORATION


                         By:___________________________________
                            Carter G. Mathies, Chief Executive Officer

                                 POWER OF ATTORNEY

     Each individual whose signature appears below hereby designates and appoints Carter G. Mathies and David L. Bradshaw, and each of them, as such person's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signatures                    Title                              Date
- ----------                    -----                              ----


/s/ Carter G. Mathies         Chairman of the Board of           July 13, 1995
- -------------------------     Directors, President and
Carter G. Mathies             Chief Executive Officer


/s/ Eugene I. Davis           Director                           July 13, 1995
- -------------------------
Eugene I. Davis


/s/ Anthony F. Kramer         Director                           July 13, 1995
- -------------------------
Anthony F. Kramer


/s/ James A. McAuley          Director                           July 13, 1995
- -------------------------
James A. McAuley


/s/ David L. Bradshaw         Chief Financial and                July 13, 1995
- -------------------------     Operating Officer,
David L. Bradshaw             Vice President and
                              Director



/s/ Wayne W. Kahmeyer         Controller and                     July 13, 1995
- -------------------------     Principal Accounting Officer
Wayne W. Kahmeyer

                                 INDEX TO EXHIBITS



Exhibit   Description
- -------   -----------

3.1 Restated Articles of Incorporation of the Registrant, filed as Exhibit 3.9 to Amendment No. 1 to the Registrant's Registration Statement No. 33-63898 on Form S-1, effective June 30, 1993 ("S-1 Registration
          Statement"), and incorporated herein by reference.

3.2       Bylaws of the Registrant, as amended, filed as Exhibit
          3.10 to the Registrant's S-1 Registration Statement and incorporated herein by reference.

4.1 Tipperary Corporation 1987 Employee Stock Option Plan, as amended.

5.1       Opinion of Jones & Keller, P.C.

23.1 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Price Waterhouse LLP.

25.1 Power of Attorney (see signature page of this Registration Statement - Page II-5).